UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2012

COMPUTER SCIENCES CORPORATION (Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3170 Fairview Park Drive Falls Church, Virginia		22042
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (703) 876-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Senior Notes Offering

On September 18, 2012, Computer Sciences Corporation (“CSC”) issued an aggregate of $700 million of senior unsecured notes consisting of $350 million aggregate principal amount of its 2.500% Senior Notes due 2015 (the “2015 Notes”) and $350 million aggregate principal amount of its 4.450% Senior Notes due 2022 (the “2022 Notes” and, together with the 2015 Notes, the “notes”) under an Indenture, dated as of September 18, 2012 (the “Base Indenture”), between CSC and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture thereto, dated as of September 18, 2012, between CSC and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). Interest on the 2015 Notes and the 2022 Notes is payable on September 15 and March 15 of each year, beginning on March 15, 2013. The 2015 Notes mature on September 15, 2015 and the 2022 Notes mature on September 15, 2022. The notes were issued in an underwritten offering registered under the Securities Act of 1933, as amended. Net offering proceeds, after deducting underwriting discounts and estimated offering expenses, were approximately $693 million. CSC intends to use the net proceeds to fund (i) the redemption of a portion of its 5.50% senior notes due 2013 and/or (ii) the redemption of all or a portion of its 5.00% senior notes due 2013, in each case pursuant to the terms thereof. CSC plans to invest the net proceeds in short-term interest bearing securities pending the redemptions described above.

The notes will be CSC’s senior unsecured and unsubordinated obligations and will rank equally with all of its current and future senior unsecured and unsubordinated indebtedness, including any borrowings under its senior credit facility, and senior to all of its future subordinated debt.

CSC may redeem each series of the notes, in whole or in part, at any time or from time to time, in each case, at its option, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes being redeemed; and

•

as determined by the Independent Investment Banker (as defined in the First Supplemental Indenture), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such interest payments accrued as of the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the First Supplemental Indenture) plus 35 basis points in the case of the 2015 Notes and 45 basis points in the case of the 2022 Notes, plus, in either of the above cases, accrued and unpaid interest to the date of redemption.

If a Change of Control Triggering Event (as defined in the First Supplemental Indenture) occurs with respect to a particular series of notes, subject to certain exceptions, CSC must give holders of such notes the opportunity to sell their notes to CSC, in whole or in part, at a purchase price equal to 101% of the principal amount, plus any accrued and unpaid interest to the date of purchase.

The Indenture contains customary events of default, including:

•	failure to pay interest with respect to the notes when due if such failure continues for 90 days and the time for payment has not been extended or deferred;

•	failure to pay the principal (or premium, if any) when due with respect to the notes;

•

failure to observe or perform any other covenant contained in the notes or the Indenture if such failure continues for 90 days after CSC receives notice from the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding notes of a particular series;

•

if any of our indebtedness in the aggregate outstanding principal amount of $125 million or more either (1) becomes due and payable prior to the due date for payment of such indebtedness by reason of acceleration of such indebtedness following our default or (2) is not repaid at, and remains unpaid after, maturity as extended by any applicable period of grace or any guarantee given by us in respect of indebtedness of any other person in the aggregate outstanding principal amount of $125 million or more is not honored when, and remains dishonored after, becoming due; and

•	specified events involving bankruptcy, insolvency or reorganization of CSC.

If an event of default under the Indenture occurs and is continuing, the Trustee may, and at the direction of the holders of at least 25% in principal amount of the outstanding notes of a particular series shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on such notes to be due and payable. In the case of certain events of default relating to bankruptcy, insolvency or reorganization, those amounts will automatically become immediately due and payable.

CSC is subject to certain negative covenants under the Indenture governing the notes. The Indenture limits the ability of CSC to:

•	create or incur certain liens;

•	enter into certain sale and leaseback transactions; and

•	enter into certain mergers, consolidations and transfers of substantially all of its assets.

The terms and provisions of the notes and Indenture set forth in this Current Report on Form 8-K are qualified in their entirety by reference to the full text of the Base Indenture and the First Supplemental Indenture, the 2015 Notes (in global form) and the 2022 Notes (in global form), which are attached hereto as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3 and Exhibit 4.4, respectively, and each of which is incorporated herein by this reference.

As previously reported, on September 11, 2012, CSC entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters named therein, in connection with an underwritten public offering of the notes.

Term Loan Agreement

On September 18, 2012, CSC entered into a Term Loan Agreement among CSC, the financial institutions named therein, as lenders, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as administrative agent (the “Term Loan Agreement”).

The Term Loan Agreement is a $250 million (subject to CSC’s option to request that the available commitments be increased to $350 million), four year, unsecured, delayed-draw term loan credit facility maturing on September 18, 2016. CSC may request advances (i) in respect of the $250 million initial commitments, until February 16, 2013 and (ii) in respect of the additional $100 million availability increase amount, at the time the commitments are increased. At CSC’s option, advances made to it under the Term Loan Agreement will be available at the following rates: (1) with respect to any Base Rate Advance, a rate equal to a daily margin between 0.25% and 1.5% plus the highest of (a) the Prime Rate, (b) the Federal funds rate plus 0.50% and (c) one month LIBOR plus 1.00%; and (2) with respect to any

Eurodollar Rate Advance, a rate equal to LIBOR plus a daily margin between 1.25% and 2.5%. The interest rates payable under Base Rate Advances will fluctuate daily, and the interest rates payable under the Eurodollar Rate Advances will be fixed for interest periods of 1, 2, 3 or 6 months. Interest is payable quarterly on Base Rate Advances and at the end of each interest period for each Eurodollar Rate Advance, but no less frequently than quarterly. In addition, the Term Loan Agreement requires CSC to pay a fee on the aggregate unused amount of the facility. Amounts outstanding under the Term Loan Agreement amortize at a rate of 2.5% per quarter, commencing December 31, 2013.

The Term Loan Agreement contains representations, warranties, and covenants customary for facilities of this type (substantially the same as those set forth in CSC’s Credit Agreement (filed as Exhibit 10.1 to CSC’s 8-K dated March 18, 2011)), as well as customary events of default (substantially the same as those set forth in CSC’s Credit Agreement), including a cross-default to payment defaults on principal payments aggregating $125,000,000 or to other events if the effect is to accelerate or permit acceleration of such debt. In addition, under the Term Loan Agreement, CSC is required to maintain a ratio of EBITDA to interest expense no less than 3:00 to 1:00 and a ratio of total debt to EBITDA of no more than 3:00 to 1:00.

On September 18, 2012, no borrowings were outstanding under the Term Loan Agreement. The use of proceeds from the Term Loan Agreement, together with available cash, may be used to redeem the remaining 5.50% senior notes due 2013 not otherwise redeemed with the proceeds of the senior notes offering referenced above.

The foregoing summary of the material terms of the Term Loan Agreement is qualified in its entirety by reference to the full text of the Term Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference. Capitalized terms used in this description of the Term Loan Agreement but not defined herein have the meanings ascribed to such terms in the Term Loan Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

No.	Description

4.1	Indenture, dated as of September 18, 2012, among Computer Sciences Corporation and The Bank of New York Mellon Trust Company, N.A, as trustee.

4.2	First Supplemental Indenture, dated as of September 18, 2012, among Computer Sciences Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	2.500% Senior Note due 2015 (in global form), dated September 18, 2012, in the principal amount of $350 million.

No.	Description

4.4	4.450% Senior Note due 2022 (in global form), dated September 18, 2012, in the principal amount of $350 million.

5.1	Opinion of Baker Botts, L.L.P.

5.2	Opinion of Woodburn and Wedge.

10.1	Term Loan Agreement, dated as of September 18, 2012, by and between Computer Sciences Corporation, the financial institutions named therein, as lenders, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as administrative agent.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 to this Form 8-K).

23.2	Consent of Woodburn and Wedge (included in Exhibit 5.2 to this Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMPUTER SCIENCES CORPORATION

Date: September 19, 2012	By:	/s/ Paul N. Saleh
	Name:	Paul N. Saleh
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of September 18, 2012, among Computer Sciences Corporation and The Bank of New York Mellon Trust Company, N.A, as trustee.

4.2	First Supplemental Indenture, dated as of September 18, 2012, among Computer Sciences Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	2.500% Senior Note due 2015 (in global form), dated September 18, 2012, in the principal amount of $350 million.

4.4	4.450% Senior Note due 2022 (in global form), dated September 18, 2012, in the principal amount of $350 million.

5.1	Opinion of Baker Botts, L.L.P.

5.2	Opinion of Woodburn and Wedge.

10.1	Term Loan Agreement, dated as of September 18, 2012, by and between Computer Sciences Corporation, the financial institutions named therein, as lenders, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as administrative agent.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 to this Form 8-K).

23.2	Consent of Woodburn and Wedge (included in Exhibit 5.2 to this Form 8-K).